                                                                                           Exhibit 99

                                 The Black & Decker Corporation and Subsidiaries
                                        Unaudited Consolidated Balance Sheet
                                                    July 2, 1995
                                    (Millions of Dollars Except Per Share Amount)


Assets
Cash and cash equivalents                                                             $     125.4
Trade receivables                                                                           629.9
Inventories                                                                                 854.6
Net assets of discontinued operations                                                       304.2
Other current assets                                                                        138.9
- ----------------------------------------------------------------------------------------------------------
   Total Current Assets                                                                   2,053.0
- ----------------------------------------------------------------------------------------------------------
Property, Plant and Equipment                                                               836.9
Goodwill                                                                                  2,245.5
Other Assets                                                                                413.7
- ----------------------------------------------------------------------------------------------------------
                                                                                      $   5,549.1
==========================================================================================================

Liabilities and Stockholders' Equity
Short-term borrowings                                                                 $     572.8
Current maturities of long-term debt                                                        137.6
Trade accounts payable                                                                      336.6
Other accrued liabilities                                                                   700.5
- ----------------------------------------------------------------------------------------------------------
   Total Current Liabilities                                                              1,747.5
- ----------------------------------------------------------------------------------------------------------
Long-Term Debt                                                                            1,812.1
Deferred Income Taxes                                                                        49.8
Postretirement Benefits                                                                     313.0
Other Long-Term Liabilities                                                                 340.2
Stockholders' Equity
Convertible preferred stock, no par value
    (outstanding:  150,000 shares)                                                          150.0
Common stock, par value $.50 per share
    (outstanding: 85,693,571 shares)                                                         42.8
Capital in excess of par value                                                            1,069.2
Retained earnings                                                                            62.1
Equity adjustment from translation                                                          (37.6)
- ----------------------------------------------------------------------------------------------------------
    Total Stockholders' Equity                                                            1,286.5
- ----------------------------------------------------------------------------------------------------------
                                                                                      $   5,549.1
==========================================================================================================

Note: The above Unaudited Consolidated Balance Sheet is presented for informational purposes and has been reclassified to identify separately the net assets of the Corporation's discontinued information technology and services segment. Footnote disclosures, required under generally accepted accounting principles, have been omitted.